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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TAL International Group, Inc.
(Name of Registrant as Specified In Its Charter)
None
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TAL INTERNATIONAL GROUP, INC.
100 MANHATTANVILLE ROAD
PURCHASE, NEW YORK 10577

March 23, 2012

Dear Stockholders,

        You are cordially invited to join us for our Annual Meeting of Stockholders to be held this year on April 25, 2012, at 10:00 a.m., Eastern Daylight Time, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, West Harrison, New York 10604.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. You will be asked to elect seven directors to the Board of Directors and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. We will also report on matters of current interest to our stockholders.

        Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain that you are represented by signing the accompanying proxy card and promptly returning it in the enclosed, prepaid envelope.

Sincerely,
Brian M. Sondey
Chairman, President and Chief Executive Officer

TAL INTERNATIONAL GROUP, INC.
100 Manhattanville Road
Purchase, New York 10577

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 25, 2012

To the Stockholders:

        The Board of Directors of TAL International Group, Inc. hereby gives notice that the Annual Meeting of Stockholders of TAL International Group, Inc. will be held on April 25, 2012, at 10:00 a.m., Eastern Daylight Time, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, West Harrison, New York 10604 (the "Annual Meeting"). The purpose of the Annual Meeting is to:

  1.
  elect seven directors to the Board of Directors to serve until the 2013 annual meeting of stockholders or until their respective successors are elected and qualified;

  2.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  3.
  act on any other matters as may properly come before the stockholders at the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary.

        The Board of Directors has fixed the close of business March 16, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment.

        You are cordially invited to attend the Annual Meeting in person. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. A copy of TAL International Group, Inc.'s Proxy Statement is enclosed.

By Order of the Board of Directors,
Marc Pearlin
Secretary

March 23, 2012

        YOUR PROXY VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE RETURNED PROMPTLY. THEREFORE, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

Internet Availability of Proxy Materials

        The Company's 2012 Proxy Statement and 2011 Annual Report are available on our corporate website at http://ir.talinternational.com/phoenix.zhtml?c=192426&p=irol-reportsannual.

TAL INTERNATIONAL GROUP, INC.
100 Manhattanville Road
Purchase, New York 10577

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held on April 25, 2012

INFORMATION ABOUT VOTING

General

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of TAL International Group, Inc. ("TAL International Group", "TAL", the "Company", "us" or "we") of proxies for use at the Annual Meeting of Stockholders to be held at the Renaissance Westchester Hotel, 80 West Red Oak Lane, West Harrison, New York 10604 at 10:00 a.m., Eastern Daylight Time, on April 25, 2012, and at any adjournments thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card are first being distributed to all stockholders entitled to vote on or about March 23, 2012.

        The cost of soliciting proxies will be borne by TAL International Group, and will consist primarily of preparing and mailing the proxies and this Proxy Statement. Copies of the proxy materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of TAL International Group common stock, and normal handling charges may be paid for such forwarding service.

Who can vote?

        Only holders of record as of the close of business March 16, 2012 (the "Record Date") of TAL International Group's common stock, par value $0.001 per share (the "Common Stock"), are entitled to vote at the Annual Meeting. On the Record Date, there were 33,565,383 shares of Common Stock outstanding.

What proposals will be voted on at the Annual Meeting?

        Stockholders will vote on two proposals at the Annual Meeting:

  •
  the election of seven directors to serve on our Board of Directors (Proposal 1); and

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2).

        We will also consider other business that properly comes before the Annual Meeting.

How many votes can I cast?

        You will be entitled to one vote per share of Common Stock owned by you on the Record Date.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on the proposals to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed prepaid envelope.

The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on the proposals, the proxy holders will vote for you on the proposals. Unless you instruct otherwise, the proxy holders will vote "FOR" the nominees proposed by our Board of Directors and "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

What if other matters come up at the Annual Meeting?

        The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares as they see fit.

What can I do if I change my mind after I vote my shares?

        At any time before the vote at the meeting, you can revoke your proxy either by (i) giving our Secretary a written notice revoking your proxy card, (ii) signing, dating and returning to our Secretary a new proxy card bearing a later date, or (iii) attending the Annual Meeting and voting in person. Your presence at the Annual Meeting will not revoke your proxy unless you vote in person. All written notices or new proxies should be sent to our Secretary at our principal executive offices.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

What are broker non-votes?

        Broker non-votes are shares held in street name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter. Under the rules of the New York Stock Exchange, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposal 1 (election of directors). However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012). Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

What is a quorum?

        We will hold the Annual Meeting if a quorum is present. A quorum will be present if the holders of a majority of the shares of Common Stock entitled to vote on the Record Date either sign and return their proxy cards or attend the Annual Meeting. Without a quorum, we cannot hold the meeting or transact business. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on the proposals listed on the proxy card. Abstentions and broker non-votes will also be counted as present for purposes of determining if a quorum exists.

What vote is necessary for action?

        Passage of Proposal 1 (election of directors) requires, for each director, the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. You will not be able to cumulate your votes in the election of directors. Approval of Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012) will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present; however, in tabulating the voting results for any particular proposal, abstentions have the same effect as votes against the matter.

Who pays for the proxy solicitation?

        We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

 PROPOSAL 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will elect seven directors to serve until the 2013 annual meeting of stockholders or until their respective successors are elected and qualified. In the absence of instructions to the contrary, a properly signed and dated proxy will vote the shares represented by that proxy "FOR" the election of the seven nominees named below.

        Assuming a quorum is present, each nominee will be elected as a director of TAL International Group if such nominee receives the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. All nominees are currently incumbent directors. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by our Board of Directors. As of the date of this proxy statement, our Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. The names of the nominees, their ages as of December 31, 2011, and certain other information about them are set forth below:

Name	Age	Position	Director Since
Malcolm P. Baker(1)(3)	42	Director	September 2006
A. Richard Caputo, Jr.	46	Director	November 2004
Claude Germain(1)(2)	44	Director	February 2009
Helmut Kaspers(2)(3)	46	Director	December 2011
Frederic H. Lindeberg(1)(2)(3)	71	Director	October 2005
Brian M. Sondey	44	Chairman, President, Chief Executive Officer and Director	November 2004
Douglas J. Zych	40	Director	November 2004

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

        Certain of our stockholders, including The Resolute Fund, L.P. and its affiliated funds, which as of March 16, 2012 collectively own 26.92% of our Common Stock, are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of Common Stock for a Board of Directors comprised of seven directors consisting of (i) three individuals designated by the Resolute Fund, L.P. and (ii) four independent directors. In accordance with the terms of the stockholders agreement, The Resolute Fund, L.P. and its affiliated funds, whose manager is The Jordan Company, L.P., have agreed to vote their shares for Messrs. Caputo, Zych and Sondey. While not bound by the terms of the stockholders agreement, the Nominating and Corporate Governance Committee has nominated four independent directors, as well as, Messrs. Caputo, Zych and Sondey.

        Malcolm P. Baker has served as a director of our company since September 2006. Dr. Baker is the Robert G. Kirby Professor in the finance unit of the Harvard University Graduate School of Business, the director of the corporate finance program at the National Bureau of Economic Research, and a consultant for Acadian Asset Management. Dr. Baker has authored numerous articles and case studies on corporate finance, capital markets, and behavioral finance. He has been a frequent presenter at academic and practitioner conferences, a consultant to corporations and investment management firms, and a winner of the Brattle Prize, which is given annually by the American Finance Association. Dr. Baker holds a BA in applied mathematics and economics from Brown University, an M.Phil. in finance from Cambridge University, and a Ph.D. in business economics from Harvard University.

        As a result of these professional and other experiences, we believe Dr. Baker possesses particular knowledge and experience in a variety of areas including corporate finance, capital markets, and economics that strengthens the Board's collective knowledge, capabilities, and experience.

        A. Richard Caputo, Jr. has served as a director of our company since November 2004. Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P. He has been an employee of The Jordan Company, L.P. and its predecessors and affiliated entities since 1990. Mr. Caputo is also a director of Universal Technical Institute, Inc. and Safety Insurance Group, Inc., as well as a number of privately held companies. Mr. Caputo received a BA in Mathematical and Business Economics from Brown University.

        As a result of these professional and other experiences, we believe Mr. Caputo possesses particular knowledge and experience in a variety of areas including corporate finance, capital markets, and strategic planning and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Claude Germain has served as a director of our company since February 2009. Mr. Germain is President and CEO of SMTC Corporation (NSDQ:SMTX), a global manufacturer of electronics based in Markham, Ontario. Mr. Germain is also a principal in Rouge River Capital, an investment firm focused on acquiring controlling stakes in private midmarket transportation and manufacturing companies. Prior to SMTC, and from 2005 to 2010, Mr. Germain was Executive Vice President and Chief Operating Officer for Schenker of Canada Ltd., an affiliate of DB Schenker, where he was accountable for Schenker's Canadian business. DB Schenker is one of the largest logistics service providers in the world. As the former President of a Texas based third party logistics firm and a management consultant specializing in distribution for The Boston Consulting Group, Mr. Germain has extensive experience in global logistics. In 2002 and 2007, Mr. Germain won Canadian Executive of the Year in Logistics. Mr. Germain holds an MBA from Harvard Business School and a Bachelor of Engineering Physics (Nuclear) from Queen's University.

        As a result of these professional and other experiences, we believe Mr. Germain possesses particular knowledge and experience in a variety of areas including, logistics, transportation, distribution, and strategic planning that strengthens the Board's collective knowledge, capabilities, and experience.

        Helmut Kaspers has served as a director of our company since December 15, 2011. He was a member of the Executive Committee and Chief Operating Officer, Air + Ocean of Logwin AG, Luxembourg until February 29, 2012. Prior to Logwin, Mr. Kaspers was Regional Director for Kuehne & Nagel, Germany from 2001 to 2006, one of the leading transportation and logistics providers in the world. From 1996 to 2001, he was the Executive Vice President Seafreight at Schenker AG, Germany, one of the largest logistics service providers in the world. After studying in Germany, Mr. Kaspers has worked his entire career within the logistics and transportation industry, including extensive international assignments in North America and Asia.

        As a result of these professional and other experiences, we believe Mr. Kaspers possesses particular knowledge and experience in a variety of areas including logistics, transportation, distribution, and strategic planning that strengthens the Board's collective knowledge, capabilities, and experience.

        Frederic H. Lindeberg has served as a director of our company since October 2005. Mr. Lindeberg has had a consulting practice providing taxation, management and investment counsel since 1991, focusing on finance, real estate, manufacturing and retail industries. Mr. Lindeberg retired in 1991 as Partner-In-Charge of various KPMG tax offices after 24 years of service where he provided both accounting and tax counsel to various clients. Mr. Lindeberg was formerly an adjunct professor at Penn State Graduate School of Business. Mr. Lindeberg is currently a director of Safety Insurance Group, Inc. and formerly a trustee of Provident Senior Living Trust. Mr. Lindeberg received a BS in

Business Administration from Drexel University and a JD from Temple University School of Law. Mr. Lindeberg is a certified public accountant.

        As a result of these professional and other experiences, Mr. Lindeberg has been determined to be an Audit Committee Financial Expert under the SEC rules and regulations, possesses particular knowledge and experience in a variety of areas including accounting and tax, and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Brian M. Sondey is our Chairman, President and Chief Executive Officer, and has served as a director of our company since November 2004. Mr. Sondey joined our former parent, Transamerica Corporation, in April 1996 as Director of Corporate Development. He then joined TAL International Container Corporation ("TAL International Corporation") in November 1998 as Senior Vice President of Business Development. In September 1999, Mr. Sondey became President of TAL International Corporation. Prior to his work with Transamerica Corporation and TAL International Corporation, Mr. Sondey worked as a Management Consultant at the Boston Consulting Group and as a Mergers & Acquisitions Associate at J.P. Morgan. Mr. Sondey holds an MBA from The Stanford Graduate School of Business and a BA degree in Economics from Amherst College.

        As a result of these professional and other experiences, we believe Mr. Sondey possesses particular knowledge and experience in a variety of areas including corporate finance, logistics, marketing, people management and strategic planning and strengthens the Board's collective knowledge, capabilities, and experience.

        Douglas J. Zych has served as a director of our company since November 2004. Mr. Zych is a Principal of The Jordan Company, L.P. He has been an employee of The Jordan Company, L.P. and its predecessors and affiliated entities since 1995. Mr. Zych received a BA in Business Administration from the University of Notre Dame.

        As a result of these professional and other experiences, we believe Mr. Zych possesses particular knowledge and experience in a variety of areas including corporate finance and capital markets experience that strengthens the Board's collective knowledge, capabilities, and experience.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

Corporate Governance and Related Matters

        As a result of our secondary stock offering on April 6, 2011, we are no longer a "controlled company", as defined by Section 303A of the New York Stock Exchange Listed Company Manual. Within one year of the date that we lost our "controlled company" status, we are required to have a majority of independent directors on our Board of Directors and to have our Compensation Committee and our Nominating and Corporate Governance Committee be composed entirely of independent directors. Effective December 15, 2011, a majority of our Board of Directors is composed of independent directors, and as of February 9, 2012, our Compensation Committee and our Nominating and Corporate Governance Committee are composed entirely of independent directors. Our Audit Committee had already been and continues to be composed entirely of independent directors. Certain of our stockholders, including The Resolute Fund, L.P. and its affiliated funds, which as of March 16, 2012 collectively own 26.92% of our Common Stock, are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of Common Stock for a Board of Directors comprised of seven directors consisting of (i) three individuals designated by the Resolute Fund, L.P. and (ii) four independent directors. Neither our Nominating and Corporate Governance Committee nor our Board of Directors is bound by the designations made by The Resolute Fund, L.P. pursuant to the stockholders agreement in connection with their selection of nominees to our Board of Directors.

        The Board of Directors has adopted a formal policy to assist it in determining whether a director is independent in accordance with the applicable rules of the New York Stock Exchange. The Director Independence Standards are available on our corporate website at www.talinternational.com. The Directors Independence Standards may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Director Independence Standards" in the middle of the page. Applying these standards, our Board of Directors has determined that Messrs. Baker, Germain, Kaspers and Lindeberg qualify as independent, and constitute a majority of our Board of Directors. The Board of Directors has adopted formal Corporate Governance Principles and Guidelines which are available on our website at www.talinternational.com. From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Corporate Governance Principles and Guidelines" in the middle of the page.

Board Leadership and Diversity

        On December 15, 2011 the Board of Directors combined the roles of Chairman and Chief Executive Officer. The Board of Directors is currently composed of four independent directors (Mr. Baker, Mr. Germain, Mr. Kaspers and Mr. Lindeberg), and our Chairman, President and Chief Executive Officer (Mr. Sondey) and two other directors (Mr. Caputo and Mr. Zych) designated by the Resolute Fund, L.P. and its affiliated funds, whose manager is The Jordan Company, L.P. Certain of our stockholders, including The Resolute Fund, L.P. and its affiliated funds, which as of March 16, 2012 collectively own 26.92% of our Common Stock, are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of Common Stock for a Board of Directors comprised of seven directors consisting of (i) three individuals designated by the Resolute Fund, L.P. and its affiliated funds, whose manager is The Jordan Company, L.P. and (ii) four independent directors. While not bound by the terms of the stockholders agreement, the Nominating and Corporate Governance Committee has nominated four independent directors, as well as Messrs. Caputo, Zych and Sondey. We believe that having a combined Chairman and Chief Executive Officer, a Board of Directors composed of a majority of independent directors and committees composed entirely of independent directors provides the best Board leadership structure for our company. This structure, together with our other corporate governance practices, provides effective oversight, expertise and representation of our stockholders' interests.

        Our Company does not currently have a formal policy concerning diversity for our Board of Directors; however, we believe that our Board is diverse in its members' experience. We have Board members with corporate finance experience, accounting and reporting experience, various industry experience, as well as experience serving on boards of directors of publicly and privately held companies.

Compensation of Directors

        In 2011, each of our non-executive directors, other than Mr. Kaspers, received a $35,000 annual cash retainer. Mr, Kaspers was elected to the Board of Directors on December 15, 2011, and did not receive any compensation for his short period of service on the Board in 2011. In addition, the Chairman of the Audit Committee, Mr. Lindeberg, received an additional $10,000 annual cash retainer. The other members of the Audit Committee, Mr. Baker and Mr. Germain, each received an additional $5,000 annual cash retainer. In 2011, three of our non-executive directors were each granted 2,000 shares of restricted stock at a price of $32.38 per share. Five of our non-executive directors received cash payments of $64,760 in lieu of restricted stock in 2011. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings.

 DIRECTOR COMPENSATION TABLE

        The following table sets forth information regarding the compensation earned by our directors in 2011:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(A)	All Other Compensation ($)(B)	Total ($)
Malcolm P. Baker	40,000	64,760	—	104,760
A. Richard Caputo, Jr.	35,000	—	64,760	99,760
Claude Germain	40,000	64,760	—	104,760
Brian J. Higgins(C)	35,000	—	64,760	99,760
John W. Jordan II(C)	35,000	—	64,760	99,760
Helmut Kaspers(D)	—	—	—	—
Frederic H. Lindeberg	45,000	64,760	—	109,760
David W. Zalaznick(C)	35,000	—	64,760	99,760
Douglas J. Zych	35,000	—	64,760	99,760

(A)
On February 1, 2011, three independent directors, Mr. Baker, Mr. Germain and Mr. Lindeberg, were each granted 2,000 shares of restricted stock at a price of $32.38 per share. These restricted shares vested immediately, but no director can sell his shares until he resigns from the Board of Directors.

(B)
Five of our non-executive directors received a cash payment instead of receiving the February 1, 2011 restricted stock grant.

(C)
Mr. Higgins, Mr. Jordan and Mr. Zalaznick resigned from the Board of Directors effective as of December 15, 2011.

(D)
Mr. Kaspers was elected to the Board of Directors on December 15, 2011. He did not receive any compensation for his short period of service on the Board in 2011.

        For Mr. Sondey's compensation, please see the 2011 Summary Compensation Table.

Risk Management

        As a general matter, the Board of Directors has oversight responsibility with respect to risk management for the Company and its subsidiaries. Day-to-day risk management is the responsibility of senior management. The Board of Directors focuses on and discusses with senior management key areas of risk in the Company's business and corporate functions such as capital expenditures, capital management, corporate debt, and customer credit and collection issues at its regular meetings.

Meetings and Committees of our Board of Directors

        During 2011, our Board of Directors held five meetings and took action by unanimous written consent on three occasions. All of the directors attended 75% or more of the meetings of the Board of Directors and committees of the Board of Directors on which they served, except for David Zalaznick and John Jordan who attended 40% and 20%, respectively, of meetings of the Board of Directors and the committees on which they served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        Audit Committee.    The Audit Committee is comprised of three of TAL International Group's independent directors: Messrs. Lindeberg (Chairman), Baker and Germain. The Audit Committee met five times during 2011. Our Board of Directors has determined that Mr. Lindeberg qualifies as an

"audit committee financial expert" as such term has been defined by the Securities and Exchange Commission in Item 401(h)(2) of Regulation S-K.

        The Audit Committee is responsible for (1) selecting the independent auditor and reviewing the fees proposed by the independent auditor for the coming year and approving in advance, all audit, audit related and tax permissible non-audit services to be performed by the independent auditors, (2) approving the overall scope of the audit, (3) discussing the annual audited financial statements, quarterly financial statements, and Forms 10-K and 10-Q, including matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements, with management and the independent auditor, (4) discussing earnings press releases, guidance provided to analysts and other financial information provided to the public, with management and the independent auditor, as appropriate, (5) discussing our risk assessment and risk management policies, (6) reviewing our internal system of audit, financial and disclosure controls and the results of internal audits, (7) setting hiring policies for employees or former employees of the independent auditors, (8) establishing procedures concerning the treatment of complaints and concerns regarding accounting, internal accounting controls or audit matters, (9) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time, (10) reporting regularly to the full Board of Directors, and (11) performing the other related responsibilities that are set forth in its formal charter adopted by our Board of Directors.

        The Audit Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Audit Committee" in the middle of the page. A written copy of the Audit Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Compensation Committee.    Effective as of February 9, 2012, the Compensation Committee is comprised of three of TAL International Group's independent directors: Messrs. Germain (Chairman), Lindeberg and Kaspers. From December 15, 2011 to February 9, 2012, the Compensation Committee was comprised of two independent directors, Messrs. Germain (Chairman) and Lindeberg and one non-employee director, Mr. Caputo. From June 23, 2011 to December 15, 2011, the Compensation Committee was comprised of two independent directors, Messrs. Baker and Germain and one non-employee director, Mr. Caputo (Chairman) and prior to June 23, 2011, the Compensation Committee was comprised of one independent director, Mr. Lindeberg and two non-employee directors, Messrs. Caputo (Chairman), and Zalaznick. The Compensation Committee met two times during 2011, and took action by unanimous consent on one occasion. The Compensation Committee is responsible for (1) reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and annually evaluating the chief executive officer's performance in light of these goals, (2) reviewing and approving the compensation and incentive opportunities of our executive officers, (3) reviewing and approving employment contracts, severance arrangements, incentive arrangements, change-in-control arrangements and other similar arrangements between us and our executive officers, (4) receiving periodic reports on our compensation programs as they affect all employees, (5) reviewing executive succession plans for business and staff organizations, (6) reviewing the Compensation Discussion and Analysis and approving it for inclusion in our Proxy Statement and (7) such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

        The Compensation Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Compensation Committee" in the middle of the page. A written copy of the Compensation Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Nominating and Corporate Governance Committee.    Effective February 9, 2012, the Nominating and Corporate Governance Committee is comprised of three of TAL International Group's independent directors: Messrs. Baker (Chairman), Lindeberg and Kaspers. From December 15, 2011 to February 9, 2012, the Nominating and Corporate Governance Committee was comprised of two of TAL International Group's independent directors, Messrs. Baker (Chairman) and Lindeberg and one non-employee director, Mr. Caputo. From June 23, 2011 to December 15, 2011, the Nominating and Corporate Governance Committee was comprised of two of TAL International Group's independent directors, Messrs. Germain (Chairman) and Lindeberg, and one non-employee director, Mr. Caputo, and prior to June 23, 2011, the Nominating and Corporate Governance Committee was comprised of one of TAL International Group's independent directors, Mr. Germain and two non-employee directors, Messrs. Jordan (Chairman) and Caputo. The Nominating and Corporate Governance Committee met two times during 2011. The Nominating and Corporate Governance Committee's purpose is to assist our board in identifying individuals qualified to become members of our Board of Directors, assess the effectiveness of the board and develop our corporate governance principles. The Nominating and Corporate Governance Committee is responsible for (1) identifying and recommending for election individuals who meet the criteria the Board has established for board membership, (2) recommending nominees to be presented at the Annual Meeting of stockholders, (3) reviewing the Board's committee structure and recommending to the Board the composition of each committee, (4) annually reviewing director compensation and benefits, (5) establishing a policy for considering stockholder nominees for election to our Board, (6) developing and recommending a set of corporate governance guidelines and reviewing them on an annual basis and (7) developing and recommending an annual self-evaluation process of the Board and its committees and overseeing such self-evaluations.

        The Nominating and Corporate Governance Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Nominating and Corporate Governance Committee" in the middle of the page. A written copy of the Nominating and Corporate Governance Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

Executive Sessions

        To promote open discussion among the non-executive directors, our non-executive directors meet occasionally in executive sessions without management participation. For purposes of such executive sessions, our "non-executive" directors are those directors who are not executive officers of TAL International Group. Mr. Caputo presides at such executive sessions. In addition, because some of our non-executive directors are not independent, our independent directors also meet at least once per year in an executive session including only independent directors.

        Interested parties, including stockholders, may communicate directly with our non-executive directors by writing to the non-executive directors in care of Marc Pearlin, Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577. Correspondence received by the Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by the non-executive directors.

Director Nomination Process

        The Nominating and Corporate Governance Committee makes recommendations to our Board of Directors regarding the size and composition of our Board of Directors. The Nominating and Corporate Governance Committee reviews annually with our Board of Directors the composition of our Board of Directors as a whole and recommends, if necessary, measures to be taken so that our Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for our Board of Directors as a whole and contains at least the minimum number of independent directors required by the New York Stock Exchange and other applicable laws and regulations. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of our Board of Directors accurately reflects the needs of TAL International Group's business and, in accordance with the foregoing, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. In evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of TAL International Group and its stockholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which our Board of Directors desires to have represented; each candidate's ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our Board of Directors and any core competencies or technical expertise necessary to staff committees. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 100 Manhattanville Road, Purchase, New York 10577 not later than November 23, 2012 for the 2013 annual meeting and otherwise in compliance with our bylaws. Submission must include the full name, age, business address and residence address of the proposed nominee, a description of the proposed nominee's principal occupation and business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director, the class or series and number of shares of TAL International Group stock that is owned beneficially or of record by the proposed nominee, the name and record address of such nominating stockholder, the class or series and number of shares of TAL International Group stock that is owned beneficially or of record by such nominating stockholder, a description of all arrangements or understandings between such nominating stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, a representation that the nominating stockholder intends to appear in person or by proxy at the 2013 annual meeting to nominate the person(s) named in its written notice of recommendation and such other information as required by Regulation 14A under the Exchange Act. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Code of Ethics

        We have adopted the TAL International Group, Inc. Code of Ethics which applies to all officers, directors and employees. The Code of Ethics is available on our corporate website at www.talinternational.com and may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Code of Ethics / Conduct" in the middle of the page. A written copy of the Code of Ethics may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Additionally we have adopted the TAL International Group, Inc. Code of Ethics for Chief Executive and Senior Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Ethics for Chief Executive and Senior Financial Officers is available on our corporate website at www.talinternational.com and may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Code of Ethics for Chief Executive and Senior Financial Officers" in the middle of the page. A written copy of the Code of Ethics for Chief Executive and Senior Financial Officers may be obtained free of charge by sending a request in writing to Marc Pearlin, our Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        If we make any substantive amendment to, or grant a waiver from, a provision of the TAL International Group, Inc. Code of Ethics or the TAL International Group, Inc. Code of Ethics for Chief Executive and Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will promptly disclose the nature of the amendment or waiver on our website at www.talinternational.com.

Communications with Directors

        Stockholders may communicate with our Board of Directors as a group, the non-executive directors as a group or an individual director directly by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577, Attention: Marc Pearlin, Secretary.

 THE NAMED EXECUTIVE OFFICERS

        The following table sets forth certain information regarding our Named Executive Officers for the fiscal year ended December 31, 2011.

Name	Age	Position
Brian M. Sondey	44	Chairman, President, Chief Executive Officer and Director
John Burns	51	Senior Vice President and Chief Financial Officer
Adrian Dunner	47	Senior Vice President, Asia Pacific
Kevin Valentine	46	Senior Vice President, Trader and Global Operations
Marc Pearlin	56	Vice President, General Counsel and Secretary

        Brian M. Sondey is our Chairman, President and Chief Executive Officer, and has served as a director of our company since November 2004. Mr. Sondey joined our former parent, Transamerica Corporation, in April 1996 as Director of Corporate Development. He then joined TAL International Container Corporation ("TAL International Corporation") in November 1998 as Senior Vice President of Business Development. In September 1999, Mr. Sondey became President of TAL International Corporation. Prior to his work with Transamerica Corporation and TAL International Corporation, Mr. Sondey worked as a Management Consultant at the Boston Consulting Group and as a Mergers & Acquisitions Associate at J.P. Morgan. Mr. Sondey holds an MBA from The Stanford Graduate School of Business and a BA degree in Economics from Amherst College.

        John Burns is our Senior Vice President and Chief Financial Officer. He is responsible for overseeing our Finance & Accounting, Audit, IT, Legal, and HR departments. Mr. Burns was formerly our Senior Vice President of Corporate Development, where he was responsible for the execution of our corporate development strategy. Mr. Burns joined our former parent, Transamerica Corporation, in April 1996 as Director of Internal Audit and subsequently transferred to TAL International Corporation in April 1998 as Controller. Prior to joining Transamerica Corporation, Mr. Burns spent 10 years with Ernst & Young LLP in their financial audit practice. Mr. Burns holds a BA in Finance from the University of St. Thomas, St. Paul, Minnesota and is a certified public accountant.

        Adrian Dunner is our Senior Vice President, Asia Pacific. Mr. Dunner is responsible for managing operations and marketing for the Asia Pacific area. Mr. Dunner was previously our Senior Vice President for Marketing and Sales, where he was responsible for the execution of our global marketing strategy for all product lines, fleet operations, global logistics, and our used equipment sales efforts. Mr. Dunner joined TAL International Corporation in 1988 as Manager, Marketing, and has held positions as General Manager, US East Coast, Marketing Manager, and Vice President, located at various times in Cranford, NJ; Savannah, GA; Jacksonville, FL; and Purchase, NY. Prior to his employment with TAL International Corporation, Mr. Dunner worked as a Sales Representative for Container Transport International and as a Trade Specialist at the Center for International Trade. Mr. Dunner received a BS degree in Finance/Economics from Spring Hill University, and an MBA in Business from Jacksonville University.

        Kevin Valentine is our Senior Vice President, Trader and Global Operations. Mr. Valentine is responsible for the execution of our global container sales and trading activities and for overseeing our global fleet operations, our tank and chassis leasing product lines and our regional leasing activities in the Americas. Mr. Valentine joined TAL International Container Corporation in 1994 as Marketing Manager, UK following our acquisition of his previous employer, Tiphook Container Rental. Since joining TAL, Mr. Valentine has held positions in our London office as General Manager UK, Area Director Europe and Vice President, Trader Container Sales & Trading. Mr. Valentine relocated to our Headquarters in 2008. Prior to joining TAL International Container Corporation, Mr. Valentine held positions with Tiphook Container Rental from 1990 as Marketing Manager, Indian Subcontinent and

Middle East based in London and Marketing Manager, Benelux based in Antwerp, Belgium. Mr. Valentine received a BA (Hons) degree in Business from Middlesex University, London, England.

        Marc Pearlin is our Vice President, General Counsel and Secretary, and is responsible for overseeing all legal matters. Mr. Pearlin joined TAL International Corporation in October 1986 as an Associate General Counsel, and has held positions as our Secretary and Assistant General Counsel. Mr. Pearlin holds a Juris Doctor degree from the University of Connecticut School of Law and a BA in Economics and Spanish from Trinity College, Hartford, Connecticut.

 COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis describes the material elements of TAL International Group, Inc.'s compensation program for its named executive officers. Additional details are provided for each element of compensation in the tables and narratives which follow.

Compensation Objectives and Philosophy

        TAL seeks to provide its senior executives with compensation packages that fairly reward the executives for their contributions to TAL and allows TAL to recruit and retain high quality individuals. TAL seeks to structure its compensation plans so that they are straightforward for the executives and stockholders to understand and value, and relatively easy for the Company to administer. TAL links a portion of overall compensation to near-term and long-term measures of performance to motivate its executives and align their interests with our stockholders.

        We believe that our compensation policies and practices do not promote excessive risk taking and therefore are not likely to have a material adverse effect on the Company. As described under "Risk Management", the Board of Directors has oversight responsibility with respect to risk management. The Compensation Committee oversees the Company's compensation and employee benefit plans and practices, including its executive compensation and equity-based plans, and in doing so, reviews the plans to see that they do not encourage excessive risk taking.

Compensation Programs

        The Company's executive compensation programs include the following elements:

  •
  A base salary and a package of employee benefits that are competitive with those offered to senior executives by our peers;

  •
  Annual incentive compensation based on individual and company performance; and

  •
  Share-based, long-term incentive compensation.

Roles and Responsibilities

        The Compensation Committee (the "Committee") is comprised of three of TAL International Group's independent directors: Claude Germain (Chairman), Helmut Kaspers and Frederic H. Lindeberg. In accordance with its written charter, the Committee is responsible for establishing and overseeing the Company's compensation and benefit philosophies, plans and practices, including its executive annual base salary compensation, annual incentive compensation plan and equity-based compensation plan.

        Compensation for the CEO and all senior executives is established by the Committee. The Compensation Committee reviews and considers our Chief Executive Officer's recommendations with respect to compensation decisions for our other named executive officers and makes all compensation decisions with respect to our Chief Executive Officer. The Committee has the authority under its charter to retain compensation consultants to assist it in setting executive compensation.

        In establishing annual executive compensation, the Committee utilizes the following:

  •
  Executive compensation history;

  •
  Comparable company compensation; and

  •
  Executive and Company performance relative to established targets.

Benchmarking

        During 2011, the Committee was presented with a Company prepared review of the named executive officers' compensation, with benchmarking against compensation practices of a Company identified peer group. This review supplemented a 2010 formal compensation benchmark analysis completed by Compensia, a compensation consultant, that reviewed the named executive officers' compensation and performed benchmarking against compensation practices at a broad range of companies with revenue less than $1 billion as well as against a group of peer companies constructed by Compensia.

        The peer group companies used in the 2011 and 2010 benchmarking survey were:

• Aircastle Limited	• Landstar System
• CAI International	• McGrath Rentcorp
• Forward Air	• Mobile Mini
• GATX	• Pacer International
• Horizon Lines	• Textainer Group
• Hub Group

        The benchmarking considered base salary, total cash compensation, and long term equity grants. In general, both benchmarking studies found that TAL's total executive compensation by comparable positions was in the lower end of the range indicated in the identified peer companies and in the broader survey. The information provided was utilized in establishing executive compensation levels for 2010, 2011 and 2012.

Elements of Compensation

        The Company's compensation program consists of the following elements:

  •
  Base salary;

  •
  Annual incentive compensation;

  •
  Equity-based compensation; and

  •
  Employee benefits.

Base Salary

        The Committee and senior management believe that competitive base salaries are necessary to attract and retain managerial talent. Base salaries are set at levels considered to be appropriate for the scope of the job function, the level of responsibility of the individual, the skills and qualification of the individual, and the amount of time spent in the position. Base salaries are also established to be competitive with amounts paid to employees and executive officers with comparable qualifications, experience and responsibilities at other companies.

        The Company reviews the performance of each employee and named executive officer on an annual basis. The Committee sets the salary for the Chief Executive Officer. The Chief Executive Officer makes salary recommendations to the Committee concerning the other named executive officers, and the Committee reviews the Chief Executive Officer's recommendations and may approve or change the recommendations for the other named executive officers. Recommendations are based on individual performance, as well as published survey data detailing average salary increases across various industries and company size.

        The following is a summary of the named executive officers' base salaries:

	2010 Base Salary	2011 Base Salary	Increase to Base Salary
Brian M. Sondey(1)	$575,000	$610,000	6.1%
John Burns(2)	$265,000	$280,000	5.7%
Adrian Dunner	$275,000	$290,000	5.5%
Kevin Valentine	$225,000	$240,000	6.7%
Marc Pearlin	$245,000	$254,000	3.7%

(1)
In December 2011, the Committee increased Mr. Sondey's salary for 2012 to $640,500, effective January 1, 2012.

(2)
In December 2011, the Committee approved an increase to Mr. Burns' salary for 2012 to $295,000, effective January 1, 2012.

Annual Incentive Compensation

        The Committee provides for annual incentive compensation in order to tie a portion of senior executives' compensation to our short-term performance. Each year the Committee sets the target incentive compensation amount and the target incentive compensation range for the Chief Executive Officer. The Chief Executive Officer makes target incentive compensation recommendations to the Committee concerning the other named executive officers, and the Committee reviews the Chief Executive Officer's recommendations and may approve or change the recommendations for the other named executive officers. Incentive compensation targets and ranges are expressed as a percentage of base salary. Targets are based on peer group level, and generally referenced to benchmark data. Each year, the Committee also establishes the performance criteria to be used as a guideline for the incentive compensation calculation, and other terms and conditions of awards under the incentive compensation program.

        For 2011, the Committee established two performance criteria to be used in calculating incentive compensation payments. The criteria included one measure for overall company financial performance, adjusted earnings per share, and one measure based on the Committee's evaluation of the individual's performance during the year. The two measures received equal weighting and each could range from 0%-200% of its share of the overall target level of incentive compensation depending upon actual results achieved.

  •
  Adjusted Earnings Per Share (EPS) target—an annual adjusted EPS target for the Company is established by the Committee based on the Company's approved financial plan. Adjusted EPS is Adjusted net income per share. Adjusted net income is defined as net income as further adjusted for certain items which management believes are not representative of our operating performance. Adjusted net income excludes net loss (gain) on interest rate swaps and the write-off of deferred financing costs.

  •
  Individual performance based criteria—each year the Committee reviews the individual performance of all senior executives and sets the individual performance component of the incentive compensation payment. The performance review considers the individual's contributions to TAL's current performance and long-term strategic objectives relative to the level expected for the individual's position within TAL. Individual performance criteria included:

  •
  Operating performance of equipment fleet, including equipment utilization and average lease rates;

  •
  Overall equipment fleet growth;

    •
    Performance of additional financial measures such as revenue, EBITDA and operating expense ratios;

    •
    Changes in TAL's competitive position within the container leasing industry; and

    •
    Accomplishment of long-term strategic objectives.

        The following table shows the incentive compensation targets, ranges and actual incentive compensation awards for the most recent three years paid to our named executive officers (in percentages):

			Incentive Compensation Actual % of Salary
	Incentive Compensation Target % of Salary	Incentive Compensation Range % of Salary
			2011	2010	2009
Brian M. Sondey	65	0 - 130	123	—	—
	60	0 - 120	—	120	49
John Burns	60	0 - 120	113	—	—
	50	0 - 100	—	100	38
Adrian Dunner	60	0 - 120	114	—	—
	50	0 - 100	—	100	35
Kevin Valentine	50	0 - 100	100	—	—
	40	0 - 80	—	76	28
Marc Pearlin	40	0 - 80	76	—	—
	30	0 - 60	—	53	23

Long-Term Equity Compensation

        The Company utilizes long-term equity compensation to retain key employees, motivate them to achieve long-range goals and align their compensation with the growth of long-term value for our stockholders. The plan is administered by the Committee, which determines the individuals eligible to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the other terms, conditions, performance criteria and restrictions on the awards.

Stock Options

        No stock options were granted to the named executive officers in 2011.

        The following table lists the stock owned and options outstanding for the named executive officers as of December 31, 2011:

	Common Stock Owned	Unexercised Stock Options	Option Exercise Price	Option Expiration Date
Brian M. Sondey	294,863	334,693	$18.00	October 11, 2015
John Burns	81,200	30,797	$18.00	October 11, 2015
Adrian Dunner	76,067	36,352	$18.00	October 11, 2015
Kevin Valentine	31,596	5,251	$18.00	October 11, 2015
Marc Pearlin	33,076	6,750	$18.00	October 11, 2015

Restricted Stock Grants

        In February 2011, the Committee approved the issuance of 113,000 shares of restricted stock to the named executive officers and other management employees for the 2011 benefit year. Individual grants were set based on Peer Group levels and the Committee's assessment of individual performance. The restricted stock granted in February 2011 have a cliff vesting date of January 1, 2014 contingent on continued employment as of the vesting date. The April 2009 and January 2010 restricted stock grants have cliff vesting as of the dates set forth in the table below contingent on continued employment as of the vesting date. There were no other restricted stock grants issued to the named executive officers or other management employees in 2011.

        The following table lists the restricted stock grants outstanding for the named executive officers as of December 31, 2011:

	Restricted Stock Issued April 2009	Vest Date for April 2009 Grant	Restricted Stock Issued January 2010	Vest Date for January 2010 Grant	Restricted Stock Issued February 2011	Vest Date for February 2011 Grant
Brian M. Sondey	22,000	Jan. 1, 2012	24,000	Jan. 1, 2013	22,000	Jan. 1, 2014
John Burns	6,500	Jan. 1, 2012	8,750	Jan. 1, 2013	8,000	Jan. 1, 2014
Adrian Dunner	6,500	Jan. 1, 2012	8,750	Jan. 1, 2013	8,000	Jan. 1, 2014
Kevin Valentine	5,500	Jan. 1, 2012	7,500	Jan. 1, 2013	6,750	Jan. 1, 2014
Marc Pearlin	3,000	Jan. 1, 2012	4,000	Jan. 1, 2013	4,000	Jan. 1, 2014

Employee Benefits

        For all U.S. named executive officers, the Company provides health and welfare benefits and an employee funded tax-qualified 401(k) plan with the Company matching employee contributions up to 3% of the employee's salary, subject to IRS regulations and Plan contribution limits. All U.S. named executive officers also receive a car allowance. Mr. Dunner receives a housing allowance in the amount of $12,500 per month related to the additional housing costs he incurs while on assignment in Hong Kong.

Deferred Compensation Plan

        The Company does not offer a deferred compensation plan to its named executive officers.

Pension Plan

        The Company does not offer a pension plan to its named executive officers.

Change of Control

        Awards under the Company's 2005 Management Omnibus Incentive Plan provide that the awards shall vest in the event of a Change of Control as defined in the award. Otherwise, there are no change of control agreements with our named executive officers.

Severance Plan

        Upon termination of employment, the named executive officers employed in the United States may receive payments under the Company's U.S. Severance Plan, which cover all U.S. employees, with payment amounts depending upon the nature of the termination and length of service. In addition, upon the termination of a named executive officer's employment for any reason or no reason, subject to our election to continue to pay to that named executive officer his base salary for a one year period following such termination, unless such termination is for cause, the named executive officer will be restricted from competing with us for a period of one year following such termination. Our named executive officers are also prohibited from disclosing any of our confidential information.

Employment Contract

        In November 2004, we entered into an employment agreement with Mr. Sondey, whereby he agreed to serve as our Chief Executive Officer. The agreement currently provides for automatically renewing successive one-year terms subject to at least 90 days' advance notice by either party of a decision not to renew the employment agreement. Mr. Sondey's base salary for 2012 is $640,500, and under the terms of the employment agreement, is increased annually to reflect increases in the consumer price index and his performance. Mr. Sondey is also entitled to certain perquisites, as are all other employees, which include reimbursement of expenses, health and disability insurance and paid vacations. Mr. Sondey is entitled to severance pay if his employment is terminated by us without cause (as defined by the employment agreement), if he terminates his employment for good reason (as defined by the employment agreement) or if he dies or becomes disabled. Upon a termination without cause or for good reason, Mr. Sondey is entitled to severance pay equal to his base salary and incentive compensation for 18 months. Upon termination of Mr. Sondey's employment for any reason or no reason, subject to our election to continue to pay to Mr. Sondey his base salary for a one-year period following such termination, unless such termination is for cause, Mr. Sondey will be restricted from competing with us for a period of one year following such termination.

        We do not have any employment agreements with any other named executive officers.

Tax Deductibility of Compensation

        Internal Revenue Code Section 162(m) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the CEO as well as any of the company's four other most highly compensated officers. Compensation awarded under a performance based plan is not subject to the $1 million limitation if the performance goals are set and certified as having been met by the Company's compensation committee and the material terms are disclosed to and approved by stockholders. For 2011, the incentive compensation awards were designed to satisfy the performance based rules of section 162(m).

        For a complete summary of all named executive officers' compensation, please see the 2011 Summary Compensation Table.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Claude Germain, Chairman
Helmut Kaspers
Frederic H. Lindeberg

 SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation of the Named Executive Officers for the fiscal years ended December 31, 2011, 2010 and 2009. The "Named Executive Officers" are the Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(A)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)(B)	All Other Compensation ($)(C)	Total ($)
Brian M. Sondey	2011	610,000	712,360	—	750,000	15,580	2,087,940
President, Chief Executive	2010	575,000	366,240	—	690,000	15,539	1,646,779
Officer, Director	2009	550,000	210,760	—	269,445	15,509	1,045,714
John Burns	2011	280,000	259,040	—	315,000	15,543	869,583
Senior Vice President,	2010	265,000	133,525	—	265,000	15,501	679,026
Chief Financial Officer	2009	245,000	62,270	—	93,896	15,260	416,426
Adrian Dunner	2011	290,000	259,040	—	330,600	163,776	1,043,416
Senior Vice President,	2010	275,000	133,525	—	275,000	90,290	773,815
Asia Pacific	2009	267,500	62,270	—	92,488	15,300	437,558
Kevin Valentine	2011	240,000	218,565	—	240,000	15,251	713,816
Senior Vice President, Trader	2010	225,000	114,450	—	171,000	12,807	523,257
and Global Operations
Marc Pearlin	2011	254,000	129,520	—	193,040	15,961	592,521
Vice President, General	2010	245,000	61,040	—	128,625	15,915	450,580
Counsel and Secretary	2009	240,000	28,740	—	55,188	15,434	339,362

(A)
The stock awards amounts shown above represent the number of restricted shares granted to each Named Executive Officer multiplied by the closing stock price on the date of grant. These stock awards have cliff vesting. Information concerning the stock awards is shown in the table below:

Grant Date	Grant Price	Vesting Date
February 1, 2011	$32.38	January 1, 2014
January 20, 2010	$15.26	January 1, 2013
April 30, 2009	$9.58	January 1, 2012
(B)
The Non-Equity Incentive Plan Compensation was earned under the TAL International Group, Inc. Incentive Compensation Plan.

(C)
In 2011, all other compensation consisted of the following:

Name	Housing Allowance ($)		Savings Plan Company Match ($)	Other Compensation(2) ($)	Termination Benefits ($)	Total ($)
Brian M. Sondey	—		7,350	8,230	—	15,580
John Burns	—		7,350	8,193	—	15,543
Adrian Dunner	150,000	(1)	5,785	7,991	—	163,776
Kevin Valentine	—		7,350	7,901	—	15,251
Marc Pearlin	—		7,350	8,611	—	15,961

(1)
Mr. Dunner was paid a monthly housing allowance of $12,500. Mr. Dunner's housing allowance amount is related to the additional housing costs he incurs while on assignment in Hong Kong.

(2)
Other compensation includes Company paid car allowances and Company paid life insurance premium for coverage exceeding $50,000.

 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table includes certain information with respect to the Non-Equity Incentive Compensation Plan awards for the Named Executive Officers during the fiscal year ended December 31, 2011:

			2011 Target Incentive Compensation		2011 Actual Incentive Compensation
	2011 Range of Incentive Compensation
			% of Salary		% of Salary
	% of Salary	$		$		$
Brian M. Sondey	0 - 130	0 - 793,000	65	396,500	123	750,000
John Burns	0 - 120	0 - 336,000	60	168,000	113	315,000
Adrian Dunner	0 - 120	0 - 348,000	60	174,000	114	330,600
Kevin Valentine	0 - 100	0 - 240,000	50	120,000	100	240,000
Marc Pearlin	0 - 80	0 - 203,200	40	101,600	76	193,040

OPTIONS EXERCISED AND STOCK VESTED IN 2011

        During the fiscal year ended December 31, 2011, John Burns received 5,555 shares of Common Stock due to the exercise of stock options. There were no other exercises of stock options by any of the other Named Executive Officers during the year. The following restricted stock awards that were granted on December 13, 2007 vested on January 1, 2011: Brian Sondey 15,000 shares; John Burns, 4,000 shares; Adrian Dunner 4,000 shares; Kevin Valentine 3,500 shares; and Marc Pearlin 2,000 shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

        The following table includes certain information with respect to the stock options and restricted stock awards held by each of the Named Executive Officers as of December 31, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(A)	Market Value of Shares or Units of Stock That Have Not Vested ($)(B)
Brian M. Sondey	334,693	—	18.00	10/11/2015	68,000	1,957,720
John Burns	30,797	—	18.00	10/11/2015	23,250	669,368
Adrian Dunner	36,352	—	18.00	10/11/2015	23,250	669,368
Kevin Valentine	5,251	—	18.00	10/11/2015	19,750	568,603
Marc Pearlin	6,750	—	18.00	10/11/2015	11,000	316,690

(A)
Mr. Sondey's restricted shares vest as follows: 22,000 shares on January 1, 2012, 24,000 shares on January 1, 2013, and 22,000 shares on January 1, 2014. The restricted shares of Mr. Burns and Mr. Dunner vest as follows: 6,500 shares on January 1, 2012, 8,750 shares on January 1, 2013, and 8,000 shares on January 1, 2014. Mr. Valentine's restricted shares vest as follow: 5,500 shares on January 1, 2012, 7,500 shares on January 1, 2013, and 6,750 shares on January 1, 2014. Mr. Pearlin's restricted shares vest as follows: 3,000 shares on January 1, 2012, 4,000 shares on January 1, 2013, and 4,000 shares on January 1, 2014.

(B)
The closing market price of the Company's Common Stock on December 31, 2011 was $28.79.

Termination of Employment Obligations

        Other than normal severance plan compensation available to all TAL International Group, Inc. employees, Mr. Sondey, under the terms of his employment contract, is entitled to a minimum guaranteed payment of his base salary and incentive compensation for 18 months after termination of his employment contract (without cause by the Company or for good reason by Mr. Sondey), which as of January 1, 2012 would be $1,585,238. All of the named executive officers are also bound by a non-compete agreement, which states that when employment terminates, the Company may exercise the non-compete arrangement for a period of one year, with the named executive officers entitled to a payment of one year's salary.

Description of Equity Compensation Plans

        2005 Management Omnibus Incentive Plan.    We established our 2005 Management Omnibus Incentive Plan so that we and our subsidiaries could attract and retain certain employees, motivate eligible participants to achieve long-range goals and to provide incentive compensation opportunities to eligible participants that are competitive with those of similar companies. The omnibus incentive plan is administered by the Compensation Committee of our Board of Directors, which has the power to determine the ability of an eligible individual to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and to establish the terms, conditions, performance criteria and restrictions on the awards.

        Participants.    Any of our employees, consultants, directors or any other person providing services to us or our subsidiaries, as determined by the Committee, may be selected to participate in the omnibus incentive plan. We may award these individuals with one or more of the following:

  •
  Stock options;

  •
  Stock appreciation rights;

  •
  Restricted stock awards.

        Stock Options.    Stock options may be granted under our 2005 Management Omnibus Incentive Plan, including incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. The exercise price of all stock options granted under the omnibus incentive plan will be determined by the Committee, except that the exercise price cannot be less than 100% of the fair market value on the date of the grant (or not less than 110% of fair market value in the case of incentive stock options granted to a participant who, immediately after such grant, owns more than 5% of the total combined voting power or value of all classes of our capital stock).

        Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent by tendering previously acquired shares of our Common Stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender. The Committee may also allow a broker-assisted cashless exercise, exercise by the delivery of a promissory note containing terms established by the Committee or exercise by any other means that it determines to be consistent with the purpose of the omnibus incentive plan and as permitted under applicable law.

        No stock options were granted to the named executive officers or other management employees during 2011.

        Stock Appreciation Rights (SAR).    A SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the exercise price of the SAR, which shall be payable in shares of our Common Stock. The grant price in respect of a SAR shall equal the fair market value of the stock on the date of grant. The terms and conditions of any SAR will be determined by the Committee at the time of the grant of award and will be reflected in the award agreement.

        No stock appreciation rights were granted to the named executive officers or other management employees during 2011.

        Restricted Stock.    A restricted stock award is the grant of shares of our Common Stock on a date determined by the Committee, and is subject to substantial risk of forfeiture until specific conditions or goals are met. Restricted stock awards are subject to such conditions, restrictions and contingencies as the Committee shall determine.

        In February 2011, the Compensation Committee approved the issuance of 113,000 shares of restricted stock to the named executive officers and other management employees for the 2011 benefit year. The restricted stock granted in February 2011 have a cliff vesting date of January 1, 2014 contingent upon continued employment as of the date of vesting. No other restricted stock was granted to the named executive officers or other management employees during 2011.

        Shares reserved for issuance.    The maximum number of shares of Common Stock with respect to which awards may be granted under this omnibus incentive plan is 2,500,000. As of December 31, 2011, 1,094,444 shares of Common Stock have been granted under this omnibus incentive plan.

        Vesting upon a change of control.    If, while any award granted under the omnibus incentive plan remains outstanding, a change of control occurs, then all of the stock options and SARs outstanding at the time of such change of control will become immediately exercisable in full and all restrictions with respect to restricted stock awards shall lapse.

        Amendment and termination.    The Board of Directors may terminate, amend or modify the omnibus incentive plan at any time; however, the approval of any affected participant must be obtained to amend or terminate the stock option plan to the extent the proposed amendment or termination would adversely affect the rights of any participant or any beneficiary of any award granted under the plan.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2011 with respect to outstanding awards and shares remaining available for issuance under TAL International Group's existing equity compensation plan. Information is included in the table as to Common Stock that may be issued pursuant to TAL International Group's equity compensation plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by our stockholders(1)	829,538	$18.72	1,405,556
Equity compensation plan not approved by our stockholders	—	—	—
Totals	829,538	$18.72	1,405,556

(1)
2005 Management Omnibus Incentive Plan.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews TAL International Group's financial reporting process on behalf of the Board of Directors. The Audit Committee is currently composed of three directors, all of which are independent directors as defined under Section 10A of the Securities Exchange Act of 1934, the SEC rules, the NYSE listing standards and our corporate governance guidelines. Each member of the Audit Committee is financially literate, as that qualification is interpreted by TAL International's Board of Directors in its business judgment. Further Mr. Lindeberg qualifies and is designated as an "audit committee financial expert" serving on the Audit Committee as such term is defined in rules adopted by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met five times during 2011. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of TAL International Group's financial statements, oversight with respect to the Company's disclosure controls and procedures and internal controls over financial reporting, the evaluation and retention of TAL International Group's independent auditor, the performance of the Company's internal audit, ethics and compliance functions. The Audit Committee meets regularly with the head of internal audit to review the scope of internal audit activities, the results of internal audits that have been performed, the adequacy of staffing, the annual budget and the internal audit department charter. In fulfilling its responsibilities, the Audit Committee meets with management and the independent registered public accounting firm to review and discuss TAL International Group's annual and quarterly financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in TAL International Group's annual report on Form 10-K, any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q with the Securities and Exchange Commission, and the items required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in rule 3200T, for annual statements and Statement of Auditing Standards 100 for quarterly statements.

        The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of TAL International Group's results and the assessment of TAL International Group's internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by TAL International Group in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that TAL International Group's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from TAL International Group and its management. The Audit Committee also has considered whether the independent registered public accounting firm's provision of permitted non-audit services to TAL International Group is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from TAL International Group and its management.

        The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluation of TAL International Group's internal controls, the overall quality of TAL International Group's financial reporting, and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in TAL International Group's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as TAL International Group's independent registered public accounting firm for the fiscal year ending December 31, 2012.

The Audit Committee: Frederic H. Lindeberg (Chair) Malcolm P. Baker Claude Germain

 PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has reappointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent accountants of TAL International Group for the fiscal year ending December 31, 2012. In the event that ratification of this selection is not approved by a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and our Board of Directors will review the Audit Committee's future selection of an independent registered public accounting firm.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TAL INTERNATIONAL GROUP'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Audit Fees

        The following table sets forth the fees billed to or incurred by TAL International Group for professional services rendered by Ernst & Young LLP, the Company's independent registered public accounting firm, for the years ended December 31, 2011 and 2010:

Type of Fees	2011	2010
Audit Fees	$908,500	$838,400
Audit-Related Fees	69,200	160,000
Tax Fees	22,500	13,000
All Other Fees	—	—

Total Fees	$1,000,200	$1,011,400

        In accordance with the SEC's definitions and rules, "audit fees" are fees TAL International Group incurred for professional services in connection with the audit of TAL International Group's consolidated financial statements included in Form 10-K and the review of financial statements included in Forms 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services principally in connection with securitized debt financing; "tax fees" are fees for tax compliance and tax advice; and "all other fees" are fees for any services not included in the first three categories.

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Ernst & Young and management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees set forth on the above table were pre-approved by the Audit Committee.

        The independent auditors did not provide any financial information systems design and implementation services during the years ended December 31, 2011 and 2010. The Audit Committee did consider whether the provision of such services, tax services and all other services is compatible with the independent auditor's independence.

OTHER BUSINESS

        The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the stockholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table shows the beneficial ownership of our Common Stock on March 16, 2012:

  •
  each person who we know beneficially owns more than 5% of our Common Stock;

  •
  our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership, which is determined in accordance with the rules and regulations of the Securities and Exchange Commission, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our Common Stock. The number of shares of our Common Stock beneficially owned by a person includes shares of Common Stock issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days. The percentage of our Common Stock beneficially owned by a person assumes that the person has exercised all options, and converted all convertible securities, the person holds which are exercisable or convertible within 60 days, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is 100 Manhattanville Road, Purchase, New York 10577-2135. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the person. The percentages of beneficial ownership are based on 33,565,383 shares of Common Stock outstanding, together with the individual's options to purchase shares of our Common Stock outstanding which are fully vested at March 16, 2012 and restricted stock granted and not yet vested, except that Lord Abbett & Co. LLC ownership is as of December 31, 2011.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Five Percent and Greater Stockholders(a)
The Resolute Fund, L.P.(2)	7,436,561	22.16%
Lord Abbett & Co. LLC(3)	2,936,248	8.75%
Edgewater Growth Capital Partners, L.P.(4)	800,117	2.38%
JZ Capital Partners Limited(5)	800,118	2.38%
Directors and Named Executive Officers
Brian M. Sondey(6)	654,556	1.93%
John Burns(7)	117,497	*
Adrian Dunner(8)	108,919	*
Kevin Valentine(9)	30,110	*
Marc Pearlin(10)	45,826	*
Malcolm P. Baker(11)	20,000	*
A. Richard Caputo, Jr.(12)	—	*
Claude Germain(13)	14,650	*
Helmut Kaspers(14)	6,000	*
Frederic H. Lindeberg(15)	42,100	*
Douglas J. Zych(16)	—	*
All directors and named executive officers as a group	1,039,658	3.06%

*
Less than 1%.

(a)
Includes owners of under 5% of our Common Stock who are members of a stockholders agreement regarding the voting of their shares.

(1)
"Beneficial ownership" is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Securities Exchange Act of 1934, and includes more than the typical forms of stock ownership, that is, stock held in the person's name. The term also includes what is referred to as "indirect ownership," meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date that such person or group has the right to acquire within 60 days after such date.

(2)
Represents an aggregate of 7,436,561 shares of Common Stock owned by The Resolute Fund, L.P. and certain of its affiliated funds (collectively, "The Resolute Funds"). The respective ownership of the shares of Common Stock owned by each of The Resolute Funds are: (a) The Resolute Fund, L.P.—6,598,457 shares of Common Stock; (b) The Resolute Fund Singapore PV, L.P.—259,475 shares of Common Stock; (c) The Resolute Fund Netherlands PV I, L.P.—311,370 shares of Common Stock; (d) The Resolute Fund Netherlands PV II, L.P.—259,475 shares of Common Stock; and (e) The Resolute Fund NQP, L.P.—7,784 shares of Common Stock. The Resolute Funds are managed by The Jordan Company, L.P. Resolute Fund Partners, LLC, the general partner of each of The Resolute Funds, exercises investment discretion and control over the shares held by The Resolute Funds. The address for this beneficial owner is 767 Fifth Avenue, 48th Floor, New York, New York 10153. A. Richard Caputo, Jr. and Douglas J. Zych may be deemed to share voting and investment power over the shares owned by The Resolute Funds as a result of their position or affiliation with Resolute Fund Partners, LLC and/or The Jordan

  Company, L.P. Each such individual disclaims beneficial ownership of the shares owned by The Resolute Funds. The Resolute Funds, the Edgewater Funds (as defined below) and JZ Capital Partners Limited (collectively owning 26.92% of our Common Stock as of March 16, 2012) are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of Common Stock for a Board of Directors comprised of seven directors consisting of (i) three individuals designated by the Resolute Fund, L.P. and (ii) four independent directors nominated by our Nominating and Corporate Governance Committee. The amounts in the table above relating to The Resolute Funds do not include any shares owned by Edgewater Funds (as defined below) or JZ Capital Partners Limited, as The Resolute Funds disclaim beneficial ownership of such shares.

(3)
Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012 by Lord Abbett & Co. LLC ("Lord Abbett"), Lord Abbett had sole dispositive power over 2,936,248 shares of Common Stock and sole voting power over 2,589,379 shares of Common Stock it beneficially owned as of December 31, 2011. The Schedule 13G states that the shares of Common Stock were acquired and held in the ordinary course of business, and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of TAL International Group, Inc.

(4)
Represents an aggregate of 800,117 shares of Common Stock owned by Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. (collectively the "Edgewater Funds"). The respective ownership of the shares of Common Stock owned by Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. are (a) Edgewater Private Equity Fund III, L.P.—110,171 shares of Common Stock; and (b) Edgewater Growth Capital Partners, L.P.—689,946 shares of Common Stock. The address for these beneficial owners is 900 N. Michigan Ave., Suite 1800, Chicago, Illinois 60616. Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. are governed by an executive committee (the "Committee") which has voting and investment power with respect to the shares owned by Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. The Committee is comprised of James A. Gordon, Gregory K. Jones and David M. Tolmie, each of whom may be deemed to share voting and investment power over the shares owned by Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. The Resolute Funds, the Edgewater Funds and JZ Capital Partners Limited (collectively owning 26.92% of our Common Stock as of March 16, 2012) are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of Common Stock for a Board of Directors comprised of seven directors consisting of (i) three individuals designated by the Resolute Fund, L.P. and (ii) four independent directors nominated by our Nominating and Corporate Governance Committee. The amounts in the table above relating to the Edgewater Funds do not include any shares owned by The Resolute Funds or JZ Capital Partners Limited, as the Edgewater Funds disclaim beneficial ownership of such shares.

(5)
JZ Capital Partners Limited is an investment trust listed on the London Stock Exchange. Its business is to invest, primarily in the United States, in debt and equity securities recommended by Jordan/Zalaznick Advisers, Inc., a Delaware corporation based in New York, that is its sole investment advisor. JZ Capital Partners Limited is governed by a board of independent directors, comprised of David Macfarlane (Chairman), David Allison, Patrick Firth, James Jordan and Tanja Tibaldi, who have shared voting and investment power over the shares held by JZ Capital Partners Limited. The address for this beneficial owner is 2nd Floor, Regency Court, Glategny Esplanade, St. Peter Port,

  Guernsey, Channel Islands GY13NQ. The Resolute Funds, the Edgewater Funds and JZ Capital Partners Limited (collectively owning 26.92% of our Common Stock as of March 16, 2012) are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of Common Stock for a Board of Directors comprised of seven directors consisting of (i) three individuals designated by the Resolute Fund, L.P. and (ii) four independent directors nominated by our Nominating and Corporate Governance Committee. The amounts in the table relating to JZ Capital Partners Limited above do not include any shares owned by The Resolute Funds or the Edgewater Funds, as JZ Capital Partners Limited disclaims beneficial ownership of such shares.

(6)
Mr. Sondey is our Chairman, President and Chief Executive Officer and has served as a member of our board of directors since November 2004. The above chart includes an aggregate of 71,000 shares of restricted stock granted in 2010, 2011 and 2012 and 334,693 shares of Common Stock underlying stock options granted to Mr. Sondey under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(7)
Mr. Burns is our Senior Vice President and Chief Financial Officer. The above chart includes an aggregate of 27,250 shares of restricted stock granted in 2010, 2011 and 2012 and 30,797 shares of Common Stock underlying stock options granted to Mr. Burns under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(8)
Mr. Dunner is our Senior Vice President, Asia Pacific. The above chart includes an aggregate of 27,250 shares of restricted stock granted in 2010, 2011 and 2012 and 30,797 shares of Common Stock underlying stock options granted to Mr. Dunner under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(9)
Mr. Valentine is our Senior Vice President, Trader and Global Operations. The above chart includes an aggregate of 21,750 shares of restricted stock granted in 2010, 2011 and 2012.

(10)
Mr. Pearlin is our Vice President, General Counsel and Secretary. The above chart includes an aggregate of 14,000 shares of restricted stock granted in 2010, 2011 and 2012 and 6,750 shares of Common Stock underlying stock options granted to Mr. Pearlin under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(11)
Malcolm P. Baker is the Robert G. Kirby Professor in the finance unit of the Harvard University Graduate School of Business, a faculty research fellow in the corporate finance program at the National Bureau of Economic Research, and a consultant for Acadian Asset Management. Mr. Baker has served as a member of our board of directors since September 2006. The above chart includes 10,000 shares of restricted stock issued in 2008, 2009, 2010, 2011 and 2012. Mr. Baker's address is 100 Manhattanville Road, Purchase, New York 10577.

(12)
Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Caputo may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Caputo disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Caputo has served as a member of our board of directors since November 2004. Mr. Caputo's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(13)
Mr. Germain is President and CEO of SMTC Corporation (NSDQ:SMTX), a global manufacturer of electronics based in Markham, Ontario, and is also a principal in Rouge River Capital, an investment firm focused on acquiring controlling stakes in private midmarket transportation and manufacturing companies. Mr. Germain was appointed as a director of our company on February 24, 2009. The above chart includes 11,000 shares of restricted stock issued in 2009, 2010, 2011 and 2012. Mr. Germain's address is 100 Manhattanville Road, Purchase, New York 10577.

(14)
Mr. Kaspers is a former member of the executive committee and the former Chief Operating Officer, Air & Ocean of Logwin AG (Logwin Logistics). Mr. Kaspers was elected to the Board of Directors on December 15, 2011. The above chart includes 6,000 shares of restricted stock issued in 2012. Mr. Germain's address is 100 Manhattanville Road, Purchase, New York 10577.

(15)
Mr. Lindeberg has a consulting practice providing taxation, management and investment counsel focusing on finance, real estate, manufacturing and retail industries. The above chart includes 10,000 shares of restricted stock issued in 2008, 2009, 2010, 2011 and 2012 and 10,000 shares of Common Stock underlying stock options granted to Mr. Lindeberg under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005. Mr. Lindeberg has served as a member of our board of directors since October 2005. Mr. Lindeberg's address is 100 Manhattanville Road, Purchase, New York 10577.

(16)
Mr. Zych is a Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Zych may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Zych disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Zych has served as a member of our board of directors since November 2004. Mr. Zych's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires TAL International Group's officers and directors, and holders of more than ten percent of a registered class of TAL International Group's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish TAL International Group with copies of all Section 16(a) forms they file.

        BASED ON A REVIEW OF THE COPIES OF FORMS 3, 4 AND 5 FURNISHED TO TAL INTERNATIONAL GROUP, TAL INTERNATIONAL GROUP BELIEVES THAT ALL SECTION 16(a) FILING REQUIREMENTS APPLICABLE TO ITS OFFICERS, DIRECTORS AND TEN PERCENT HOLDERS WERE FILED IN A TIMELY MANNER DURING FISCAL YEAR 2011, EXCEPT FOR HELMUT KASPERS AND KEVIN VALENTINE. MR. KASPERS DID NOT FILE A TIMELY FORM 3 TO REPORT HIS BENEFICIAL OWNERSHIP OF SECURITIES IN CONNECTION WITH HIS APPOINTMENT AS A DIRECTOR OF THE COMPANY ON DECEMBER 15, 2011. MR. VALENTINE DID NOT FILE A TIMELY FORM 3 TO REPORT HIS BENEFICIAL OWNERSHIP OF SECURITIES IN CONNECTION WITH THE COMPANY NAMING HIM SENIOR VICE PRESIDENT, TRADER AND GLOBAL OPERATIONS, EFFECTIVE JANUARY 1, 2011.

Certain Relationships and Related Transactions

Tax Sharing Agreement

        We have entered into a tax sharing agreement with our U.S. subsidiaries. Under the agreement, our subsidiaries consent to filing consolidated U.S. federal income tax returns with us for any taxable year for which a consolidated return can be filed and each taxable year thereafter. For each taxable year during which a subsidiary is included in a consolidated federal income tax return, each subsidiary will pay us an amount equal to its allocated federal tax liability for that taxable year and all prior years, with certain adjustments as set forth in the agreement.

Stockholders Agreement

        Certain of our stockholders are parties to a stockholders agreement setting forth certain rights and restrictions relating to ownership of our securities. Pursuant to the stockholders agreement, the parties thereto, including The Resolute Funds, the Edgewater Funds and JZ Capital Partners Ltd., which parties as of March 16, 2012 collectively beneficially own 26.92% of our Common Stock (including shares issuable upon exercise of vested stock options), will vote their respective shares such that our Board of Directors will be comprised of seven directors consisting of:

  •
  three individuals designated by The Resolute Fund, L.P. and its affiliated funds; and

  •
  four independent directors designated by our Nominating and Corporate Governance Committee.

Employment Agreements

        We have entered into an employment agreement with Brian M. Sondey, our Chief Executive Officer as described in "Compensation Discussion and Analysis—Employment Contract."

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has established a Compensation Committee, consisting of Messrs. Germain, Kaspers and Lindeberg. No members of the Compensation Committee are officers, employees or former officers of TAL International Group. No executive officer of TAL International Group served as a member of the Compensation Committee or Board of Directors of another entity (or other committee of our Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served on the Compensation Committee or as a director of TAL International Group.

MISCELLANEOUS

Stockholder Proposals

        Stockholder proposals intended for inclusion in the proxy materials for the 2013 annual meeting must be received by TAL International Group no later than November 23, 2012. Such proposals should be directed to TAL International Group at its principal executive offices, 100 Manhattanville Road, Purchase New York 10577.

Internet Availability of Proxy Materials

        The Company's Proxy Statement and 2011 Annual Report are available on our corporate website at http://ir.talinternational.com/phoenix.zhtml?c=192426&p=irol-reportsannual

Incorporation by Reference

        To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, then the sections of this Proxy Statement entitled "Report of the Compensation Committee Report" and "Report of the Audit Committee Report" will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement or any other filing that we make with the SEC.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers may household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholders' address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares. Any beneficial owner can request (i) to receive a separate copy of an annual report or Proxy Statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or Proxy Statements, you can make your request in writing to your broker.

FORM 10-K

        A COPY OF TAL INTERNATIONAL GROUP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL STOCKHOLDERS OR STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO INVESTOR RELATIONS AT TAL INTERNATIONAL GROUP'S PRINCIPAL EXECUTIVE OFFICES.

By Order of the Board of Directors Marc Pearlin Secretary

March 23, 2012

DIRECTIONS TO RENAISSANCE WESTCHESTER HOTEL:

FROM CONNECTICUT or NEW YORK VIA I-95 (NORTH OR SOUTH):

        Follow signs for I-287 West (Cross Westchester Expressway). Take I-287 West to Exit 9N-S (Westchester Avenue/CR-62 West). Stay on Westchester Avenue for approximately 0.9 miles, then bear right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

FROM CONNECTICUT VIA MERRITT PARKWAY:

        Merritt Parkway South to Hutchinson River Parkway South. Take exit for I-287 West (Westchester Avenue). Stay on Westchester Avenue and take next right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

FROM WEST SIDE OF MANHATTAN:

        West Side Highway to Henry Hudson Parkway (Route 9) North to Saw Mill River Parkway North (The Henry Hudson becomes the Saw Mill River Parkway). Follow Saw Mill River Parkway to Exit 4, Cross County Parkway East. Take exit for Hutchinson River Parkway North. Follow Hutchinson to Exit 26W for I-287 West (Westchester Avenue). Stay on Westchester Avenue and take next right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

FROM QUEENS/LONG ISLAND—WHITESTONE & THROGS NECK BRIDGES:

Whitestone Bridge:

        After bridge tolls, bear left for Hutchinson River Parkway North. Take Hutchinson River Parkway to Exit 26W for I-287 West (Westchester Avenue). Stay on Westchester Avenue and take next right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

Throgs Neck Bridge:

        After bridge tolls, bear right for I-95 (New England Thruway). Take Exit 9, Hutchinson River Parkway North. Take Hutchinson River Parkway to Exit 26W for I-287 West (Westchester Avenue). Stay on Westchester Avenue and take next right onto West Red Oak Lane. Hotel is at the end of West Red Oak Lane.

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TAL International Group, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Brian M. Sondey	☐	☐	02 - Malcolm P. Baker	☐	☐	03 - A. Richard Caputo, Jr.	☐	☐
04 - Claude Germain	☐	☐	05 - Helmut Kaspers	☐	☐	06 - Frederic H. Lindeberg	☐	☐
07 - Douglas J. Zych	☐	☐						

B Non-Voting Items

Change of Address — Please print new address below.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

7 1 C V 1 3 6 0 9 0 1

01FJDD

NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 1 3 6 0 9 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T MMMMMMMMMMMMMMM C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X TAL International Group, Inc. 01FJDD 7 1 C V + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . Authorized Signatures — Sign Here — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Brian M. Sondey 04 - Claude Germain 07 - Douglas J. Zych 02 - Malcolm P. Baker 05 - Helmut Kaspers 03 - A. Richard Caputo, Jr. 06 - Frederic H. Lindeberg 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON — APRIL 25, 2012. The undersigned hereby appoint(s) Marc A. Pearlin and John Burns as proxies, each with full power of substitution, to represent and vote as designated all shares of Common Stock of TAL International Group, Inc. held of record by the undersigned on March 16, 2012 at the Annual Meeting of Stockholders of TAL International Group, Inc. to be held at the Renaissance Westchester Hotel, 80 West Red Oak Lane, West Harrison, New York, at 10:00 a.m., Eastern Daylight Time, on April 25, 2012, with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR THE NOMINEES” IN ITEM 1 AND “FOR” ITEM 2. PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY CARD TODAY . Proxy — TAL International Group, Inc.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
THE NAMED EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OPTIONS EXERCISED AND STOCK VESTED IN 2011
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
MISCELLANEOUS